-- Highly Confidential -- Summary of Key Terms of Current Offer ▪ Saturn’s offer reflects $11.45 per share in cash, subject to the potential for a negative adjustment related to the Everly litigation, and up to $3 per share in proceeds from the Asset Sale Value Note (“ASVN”) – $11.45 per share in cash is subject to pre-signing adjustment, dollar for dollar, if Everly settlement is greater than $450mm – Management believes there is potential to find incremental value to mitigate the incremental cash cost of the settlement up to $650mm and avoid diminution of the $11.45 per share offer ▪ The ASVN provides Blazing Star shareholders with 70% of the proceeds from the future monetization of the VMD assets up to a $3.8bn cap – 70% of $3.8bn divided by Blazing Star’s diluted shares equates to $3.00 per share – Blazing Star shareholders do not share in any value above $3.8bn cap – Saturn receives the other 30% of the proceeds - aligning Saturn with Blazing Star shareholders to maximize proceeds – Asset sale process overseen by a committee comprised of Blazing Star Board member, SP appointee and Saturn appointee 1

[***] indicates information has been omitted on the basis of a confidential treatment -- Highly Confidential -- request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Preliminary Illustrative Analysis at Various Prices Every $100mm increase in the Everly settlement amount above $450mm Saturn’s Current Face Value of could lower the cash offer by ($0.11) per share Upfront Cash Saturn’s Current Offer Offer Unaffected Illustrative Share Price Range $8.85 $11.45 $12.45 $13.45 $14.45 Premium / (Discount) to Unaffected (12/9/24) Metric – 29% 41% 52% 63% Premium / (Discount) to Current (2/12/25) $9.47 (7%) 21% 31% 42% 53% Premium / (Discount) to Unaffected 90-day VWAP $9.37 (6%) 22% 33% 44% 54% Premium / (Discount) to Unaffected 30-day VWAP $8.95 (1%) 28% 39% 50% 61% # Diluted Shares Outstanding 889.2 889.2 889.2 889.2 889.2 Equity Value $7.9 $10.2 $11.1 $12.0 $12.8 (1) 15.3 15.3 15.3 15.3 15.3 (+) Net Debt and Debt-Like Items (2) (1.5) (1.5) (1.5) (1.5) (1.5) Equity Method Investments Implied Enterprise Value $21.6 $23.9 $24.8 $25.7 $26.6 (3) Memo: Mangagement Implied Multiples Adj. EBITDA EV / FY'25 Adj. EBITDA $3.4 6.3x 6.9x 7.2x 7.5x 7.7x EV / FY'26 Adj. EBITDA 3.7 5.8x 6.4x 6.6x 6.9x 7.1x (4) Adj. EPS FY'25 P / E $1.73 5.1x 6.6x 7.2x 7.8x 8.3x FY'26 P / E $1.61 5.5x 7.1x 7.7x 8.4x 9.0x Source: Blazing Star management and FactSet as of February 12, 2025. Note: Dollars in billions except for per share figures and unless otherwise stated. Pre-Illustrative Everly Settlement assumes base settlement of $450mm. (1) Figure includes $6,523mm net debt reflecting cash pro forma for early settlement of 2026 Cencora VPFs, , $980mm capital leases, [***] $3,760mm opioid liability, $2,471mm dark rent, $374mm after-tax illustrative Everly settlement per management and $439mm pension liability. (2) Includes $599mm Cencora pro forma for early settlement of 2026 Cencora VPFs, $514mm BrightSpring and $415mm other investments. (3) Removes Cencora AOI contribution and pro-rata share of non-owned VillageMD Adj. EBITDA (~47%). [***] (4) EPS figures updated for 2 diluted share count of 889mm shares, , interest savings from suspension of future dividend payments, net of tax, and [***] incremental interest expense, net of tax, from debt issuance to settle Everly litigation; assumes $450mm illustrative settlement at FYE 2025, net of $79mm included in plan; interest rate reflects December Forecast and 3YP interest expense divided by expected outstanding debt.

-- Highly Confidential -- th Financial Analyses Discussed with Board on February 4 Analyses presented were preliminary and illustrative ▪ Analyst Price Targets: Sell-Side analyst 12-month forward price targets have a median of $11 (low of $7 and high of $15) - 12 of 14 analysts at $12 or lower ▪ Future Share Price: Yields present value of future share price of ~$9 to ~$12 per (1) share, assuming 6.0-7.5x NTM P/E (vs. unaffected of 5.1x) ▪ Discounted Cash Flow: Implies value of ~$9.75 to ~$18.00 per share, with two-thirds of value being driven by the terminal value and expectations for enduring stability in performance ▪ Sum-of-the-Parts: Implies value of ~$8 to ~$14 per share; uncertainties around USRP and VMD contribute to the width of the range ▪ Precedent Transaction Premiums: Premiums in comparably sized public company go-private transactions have a median of 30% and for companies with comparable financial characteristics (revenue and EBITDA growth), the premiums are ~20% 3 th Note: Valuation summary reflects valuation presented to the Blazing Star Board on February 4 , 2025. th (1) Based on unaffected share price of $8.85 as of December 9 , 2024; represents FY’25E P/E.

[***] indicates information has been omitted on the basis of a confidential treatment -- Highly Confidential -- request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Overview of CityMD and Summit Financials [***] 5 [***]

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Walk From City and Summit YE FY’27 Base Case Valuation to Illustrative Present Value Per Share Under Current Proposed Transaction Structure [***] [***] 6

[***] indicates information has been omitted on the basis of a confidential treatment -- Highly Confidential -- request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Illustrative Present Value Per Share of Upside Case and Structure [***] [***] 7

Appendix

[***] indicates information has been omitted on the basis of a confidential treatment -- Highly Confidential -- A City and Summit request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Overview of CityMD and Summit Financials [***] 9 [***]

[***] indicates information has been omitted on the basis of a confidential treatment -- Highly Confidential -- A City and Summit request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Overview of Illustrative Summit / City Upside Case [***] 10 [***]

[***] indicates information has been omitted on the basis of a confidential treatment -- Highly Confidential -- A City and Summit request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Summary of Summit and City Valuations at YE FY’27 [***] 11 [***]

[***] indicates information has been omitted on the basis of a confidential treatment -- Highly Confidential -- A City and Summit request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Selected Public Provider Trading Metrics Comparable Company Metrics (5) EV / '25E Enterprise '25E EBITDA '25E UFCF '24 - '26E CAGR Company EBITDA Value ($bn) Margin Conversion Revenue EBITDA LifeStance 27.7x $3.5 9% 59% +13% +24% Privia 25.8x 2.7 6% 86% +11% +20% Innovage 13.5x 0.5 4% 98% +11% +65% Providers Evolent 11.4x 1.9 7% 80% +2% +10% Teladoc 8.8x 2.8 13% 69% +0% +3% (1) Astrana 8.2x 2.5 8% 31% +15% +17% Providers Median 12.5x 7% 74% +11% +18% U.S. Physical Therapy 16.5x $1.5 13% 86% +8% +11% Option Care 13.3x 6.0 9% 71% +7% +6% Aveanna 12.9x 2.4 9% 67% +5% +7% (2) Addus 12.8x 2.3 12% 75% +4% +7% (3) Multi-Site BrightSpring 11.2x 6.1 5% 65% +15% +19% Providers Encompass 11.1x 13.2 20% 54% +9% +8% Concentra 10.5x 4.3 20% 81% +6% +9% (4) Surgery Partners 10.2x 5.8 17% 61% +9% +12% Enhabit 9.2x 0.9 10% 85% +4% +4% Multi-Site Providers Median 11.2x 12% 71% +7% +8% Total Peer 25th Percentile 10.3x 7% 63% +5% +7% Total Peer Median 11.4x 9% 71% +8% +10% Total Peer 75th Percentile 13.4x 13% 83% +11% +18% [***] Source: FactSet and company filings as of February 10, 2025. Note: Dollars in billions unless otherwise stated. Reflects Calendar Year consensus estimates. Peers ordered by EV / ’25E EBITDA multiple. (1) Astrana figures are pro forma for announced acquisition of Prospect Health System. (2) Addus figures are pro forma for acquisition of Gentiva’s personal care 12 business. (3) BrightSpring figures are pro forma for announced divestiture of Community Living business. (4) Surgery Partners figures exclude NCI. As of unaffected date, January 27, 2025. (5) UFCF calculated as consensus FCF plus after-tax consensus interest expense; assumes 21% tax rate. [***]

[***] indicates information has been omitted on the basis of a confidential treatment -- Highly Confidential -- A City and Summit request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Discounted Cash Flow Analysis [***] [***] 14

-- Highly Confidential -- A City and Summit WACC Selected Public Companies Illustrative WACC Calculation 2Y Beta Market Debt-to Cost of Equity (1) (2) Company Cap ($bn) Debt ($bn) Equity Levered Unlevered (3) 4.8% Risk-Free Rate OptionCare 0.97 0.84 $5.3 $1.1 21% Lifestance 0.93 0.86 3.3 0.3 9% Unlevered Beta 0.83 Privia 0.99 0.99 3.1 – 0% Target Debt / Equity 35% Surgery Partners 1.85 1.03 2.7 2.5 92% Levered Beta 1.05 Teladoc 1.32 0.82 2.5 1.6 61% (4) 7.3% Equity Risk Premium Addus 0.83 0.74 2.1 0.4 16% (5) 1.2% Size Premium Astrana Health 1.20 0.83 1.9 1.2 64% US Physical Therapy 0.95 0.88 1.3 0.1 11% Cost of Equity 13.7% Evolent Health 0.44 0.29 1.2 0.6 52% Cost of Debt Aveanna 1.66 0.72 1.0 1.5 149% (6) InnovAge 1.31 1.12 0.5 0.1 16% 7.0% Pre-Tax Cost of Debt Enhabit 0.90 0.47 0.4 0.5 121% (7) 22.6% Tax Rate Total Median 0.98 0.83 37% After-Tax Cost of Debt 5.4% (9) Reference (8) BrightSpring 0.99 0.64 $4.1 $2.1 50% 11.5% WACC Concentra 0.50 0.36 2.9 1.5 52% Debt / Debt / Pre-Tax Unlevered Beta Equity Cap. Cost of Debt 0.730 0.830 0.930 WACC Sensitivity at Various Unlevered 20.0% 16.7% 7.0% 11.0% 11.7% 12.4% Beta and Capital 35.0% 25.9% 7.0% 10.8% 11.5% 12.2% Structures 50.0% 33.3% 7.0% 10.7% 11.4% 12.1% Source: Public filings, Bloomberg and FactSet as of February 10, 2025. Note: Peers ordered by market cap. Debt figures exclude operating lease liabilities. Astrana Health adjusted for Prospect Health acquisition, Addus for Gentiva’s personal care acquisition and BrightSpring for divestiture of Personal Care business. Surgery Partners market cap as of unaffected date, January 27, 2025. (1) For each company, reflects adj. weekly beta relative to local benchmark based on the last 2 years. (2) Unlevered beta equals Levered Beta / (1+ (1 – Tax Rate) * (Debt / Equity)). (3) Reflects 20-year U.S. Treasury rate. (4) Reflects long-horizon historical expected equity risk premium per Duff & Phelps 2024. (5) Represents size premium associated with companies with market cap between $1.4bn and $2.5bn, per 2024 Duff & Phelps. (6) Reflects ICE BofA US High Yield 15 Index Effective Yield. (7) Assumes 22.6% long-term tax rate based on Blazing Star FY’27 effective tax rate in 3-year plan. (8) WACC equals ((Debt / Capitalization) * (Cost of Debt * (1 – Tax Rate))) + (Equity / Capitalization) * Cost of Equity. (9) Do not have two years of data due to recent IPOs.

-- Highly Confidential -- B Blazing Star Valuation As presented on February 4, 2024 Premia Paid in Precedent Going Private Transactions Precedent US public company take privates greater than $5bn TEV across all industries since 2019 Precedent LBO 1-Day Share Price Premiums v. Unaffected Price (n = 34) 47% 30% 21% 19% 10th Percentile 25th Percentile Median 75th Percentile 2-Year Fwd. 0% 4% 9% 16% (1) Revenue Growth 2-Year Fwd. (1%) 6% 11% 19% (1) EBITDA Growth 20 Source: Wall Street research and FactSet. Note: Includes complete and pending transactions. Excludes premiums greater than 100% and special committee transactions where sponsor / management that already owned majority of company subsequently took it private. (1) Reflects forward estimates as of unaffected date.

[***] indicates information has been omitted on the basis of a confidential treatment B Blazing Star Valuation request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This As presented on February 4, 2024 information has been filed separately with the Securities and Exchange Commission. Preliminary Discounted Cash Flow Analysis Unlevered Free Cash Flow Build Commentary Management Forecast (3YP) Extrapolations ▪ Reflects revised management Fiscal Year Ending August 31, Terminal plan from 2025E to 2027E Stub Q2-Q4'25 2026E 2027E 2028E 2029E Year with top-down extrapolation in 2028E and 2029E Revenue $114,589 $146,800 $152,841 $158,113 $163,584 $163,584 % Growth (4.7%) 4.1% 3.4% 3.5% ▪ Extrapolation reflects revenue Adj. EBITDA $2,680 $3,824 $4,175 $4,415 $4,647 $4,647 growth of 3% USRP, 4% (-) NCI Attr. Adj. EBITDA (VMD) 15 (64) (96) (102) (105) (105) International, [***] Adj. EBITDA - NCI $2,694 $3,760 $4,079 $4,313 $4,543 $4,543 and business margins held % Growth 1.5% 8.5% 5.7% 5.3% constant at 2027E levels % Margin 2.4% 2.6% 2.7% 2.7% 2.8% 2.8% (-) D&A (1,123) (1,508) (1,517) (1,572) (1,628) (1,243) ▪ Non-GAAP expenses reflect (-) SBC (158) (214) (227) (237) (249) (249) severance, acquisition-related (1) (-) Non-GAAP Cash Expenses - Other (306) (173) (148) (73) (61) (43) impacts and consulting / legal fees tapering down in EBIT $1,108 $1,865 $2,187 $2,431 $2,605 $3,008 (2) extrapolation period (-) Taxes (187) (352) (494) (550) (589) (680) NOPAT $920 $1,513 $1,692 $1,881 $2,016 $2,328 ▪ NWC lower in extrapolation (+) D&A 1,123 1,508 1,517 1,572 1,628 1,243 period as one-time initiatives (-) Capital Expenditures (900) (1,141) (1,208) (1,227) (1,243) (1,243) from store closures cease after 2027E Δ in NWC 1,328 486 200 62 62 – [***] ▪ [***] [***] (-) After-Tax Non-Dark Right-of-Use Lease Assets (35) (33) (18) – – – (-) After-Tax Legal Settlements (excl. Opioids and Everly) (196) (20) (19) – – – [***] ▪ DCF removes 47% of (-) UK Pension Contribution (39) (437) – – – – EBITDA and cash flow items (-) Adj. Attr. To Non-Owned Portion of VMD 153 53 79 79 89 89 attributable to other owners [***] of consolidated VMD in Q2- (+) Other (1) (165) (112) – – – Q4’25 and Summit and (3) Unlevered FCF $2,440 $2,261 $1,902 $2,367 $2,553 $2,417 CityMD in 2026E+ Source: Blazing Star management. Note: Dollars in millions unless otherwise stated. 21 (1) Includes Legal, Severance, Consultant, Transformational Cost Management, Acquisition, Impairment and Other costs. (2) FY’25 – FY’27 tax rates based on three-year plan effective tax rates (16.9%, 18.9% and 22.6%) and 22.6% thereafter. (3) Unlevered FCF differs from management presentation primarily due to exclusion of Opioids, Dark Rent and . [***]

-- Highly Confidential -- B Blazing Star Valuation As presented on February 4, 2024 Preliminary Overview of Dark Lease Liability Net present value estimated to be ~$2.5bn based on discount rate of 7% Summary of Dark Lease Liability ($mm) 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 Dark Rent Schedule $409 $446 $511 $510 $441 $390 $358 $318 $278 $239 $199 $159 $119 $80 $40 – (-) Tax (69) (84) (116) (115) (100) (88) (81) (72) (63) (54) (45) (36) (27) (18) (9) – After Tax Total Dark Rent Costs $340 $362 $396 $395 $341 $301 $277 $246 $215 $185 $154 $123 $92 $62 $31 – Costs @ 7% Discount Rate $331 $333 $340 $317 $256 $211 $181 $151 $123 $99 $77 $58 $40 $25 $12 – (1) Value of Total Dark Rent Costs @ 7% Discount Rate $2,471 Memo: Tax Rate 17% 19% 23% 23% 23% 23% 23% 23% 23% 23% 23% 23% 23% 23% 23% 23% Source: Blazing Star management. 23 Note: Dollars in millions unless otherwise stated. Valuation as of November 30, 2024. Current total dark store cash costs represent adjusted figures. (1) Reflects 2025 Q2-Q4 stub period.

-- Highly Confidential -- B Blazing Star Valuation As presented on February 4, 2024 Preliminary WholeCo WACC Calculation Selected Public Companies Illustrative WACC Calculation 2Y Beta Market Debt-to Cost of Equity (1) (2) Company Cap ($bn) Debt ($bn) Equity Levered Unlevered (3) 4.8% Risk-Free Rate CVS 0.69 0.40 $71.4 $66.1 93% Unlevered Beta 0.70 Target 0.76 0.63 62.2 16.0 26% Target Debt / Equity 25% Kroger 0.42 0.30 46.7 22.6 48% Levered Beta 0.84 Ahold 0.54 0.46 32.6 7.4 23% (4) 7.2% Equity Risk Premium Tesco 0.86 0.74 31.0 6.6 21% (5) 0.6% Size Premium Dollar General 0.45 0.34 15.8 6.3 40% Cost of Equity 11.4% Dollar Tree 0.86 0.74 15.5 3.4 22% M&S 0.82 0.75 8.8 1.1 12% Cost of Debt (6) J Sainsbury 1.01 0.90 7.4 1.3 18% 7.0% Pre-Tax Cost of Debt (7) Kingfisher 1.08 1.06 5.4 0.2 3% 22.6% Tax Rate B&M 0.85 0.66 4.0 1.6 39% After-Tax Cost of Debt 5.4% Frasers Group 0.92 0.67 3.3 1.6 46% (8) 10.2% WACC Total Median 0.83 0.66 24% (9) Memo: Blazing Star 0.91 0.44 $7.7 $10.5 138% Debt / Debt / Pre-Tax Unlevered Beta Equity Cap. Cost of Debt 0.600 0.700 0.800 WACC Sensitivity at 5% 5% 7.0% 9.7% 10.4% 11.1% Various Unlevered Beta and Capital Structures 25% 20% 7.0% 9.5% 10.2% 10.9% 45% 31% 7.0% 9.4% 10.1% 10.8% Source: Public filings, Bloomberg and FactSet as of February 3, 2025. Note: Peers ordered by market cap. Debt figures exclude operating lease liabilities. (1) For each company, reflects adj. weekly beta relative to local benchmark based on the last 2 years. (2) Unlevered beta equals Levered Beta / (1+ (1 – Tax Rate) * (Debt / Equity)). (3) Reflects 20-year U.S. Treasury rate. (4) Reflects long-horizon historical expected equity risk premium per Duff & Phelps 2023. (5) Represents size premium associated with companies with market cap between $7.5bn and $14.8n, per 2023 Duff & Phelps. (6) Reflects ICE BofA US High Yield 24 Index Effective Yield. (7) Assumes 22.6% long-term tax rate based on Blazing Star FY’27 effective tax rate in 3-year plan. (8) WACC equals ((Debt / Capitalization) * (Cost of Debt * (1 – Tax Rate))) + (Equity / Capitalization) * Cost of Equity. (9) As of unaffected date, December 9, 2024.